Exhibit 10.1
FIFTH AMENDMENT TO CREDIT AGREEMENT
          FIFTH AMENDMENT, dated as of July 24, 2008 (this “Amendment”), to the Credit and Guaranty Agreement, dated as of July 19, 2007, as amended by the First Amendment and Waiver to Credit Agreement, dated as of November 9, 2007, the Second Amendment to Credit Agreement, dated as of March 12, 2008, the Third Amendment to Credit Agreement, dated as of March 26, 2008, the Fourth Amendment to Credit Agreement, dated as of July 18, 2008 and that certain letter agreement dated February 26, 2008 (as further amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Proliance International Inc., a Delaware corporation (“Holdings” and the “Borrower”), certain domestic subsidiaries of the Borrower listed as a “Guarantor” on the signature pages thereto (together with each other Person (as defined in the Credit Agreement) that guarantees all or any portion of the Obligations (as defined in the Credit Agreement) from time to time, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Silver Point Finance, LLC, a Delaware limited liability company (“Silver Point”), as collateral agent for the Agents (as hereinafter defined) and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the “Collateral Agent”), and as administrative agent for the Agents and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”) and Silver Point as lead arranger (in such capacity, together with its successors and assigns in such capacity, if any, the “Lead Arranger”).
          WHEREAS, capitalized terms used in these recitals shall have the respective meanings set forth in the Credit Agreement unless otherwise defined herein.
          WHEREAS, the Credit Parties have requested that the Agents and the Lenders amend certain provisions of the Credit Agreement, subject to the terms and conditions set forth in this Amendment.
          WHEREAS, the Agent and the Lenders are willing to agree to this requested Amendment, but only upon the terms and subject to the conditions set forth herein.
          NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Parties, the Agents and the Lenders hereby agree as follows:
          1. Definitions. All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
          2. Defined Terms in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended, as follows:
               (a) New Definitions. Section 1.1 of the Credit Agreement is hereby amended by adding the definitions of the following terms thereto, in alphabetical order, to read in their entirety as follows:

               “‘Fifth Amendment’ means the Fifth Amendment to the Credit Agreement, dated as of July 24, 2008, by and among the Credit Parties, the Requisite Lenders and the Agents.”
               “‘Fifth Amendment Effective Date’ has the meaning ascribed to the term “Fifth Amendment Effective Date” in the Fifth Amendment.”
          3. Section 2.9 — Default Interest. Section 2.9 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
               “Notwithstanding the foregoing, if after the Fifth Amendment Effective Date and on or prior to September 15, 2008, Holdings has failed to prepay the Tranche A Term Loans pursuant to Section 2.14(b) either (i) in an amount of not less than $10,000,000 with the Net Insurance/Condemnation Proceeds from the Southaven Casualty Event or (ii) in an amount of not less than $15,000,000 with the proceeds from the Capital Raise, then each reference in this Section 2.9 to “two percent (2%)” shall thereafter be deemed to be amended to refer to “three percent (3%)”.”
          4. Section 2.14(b)(ii) — Application of Insurance/Condemnation Proceeds. Section 2.14(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
               “(ii) Any mandatory prepayment of any Loan pursuant to Section 2.13(b) shall be applied as follows:
               first, to prepay principal of the Tranche A Term Loans in an amount up to $5,000,000 of Net Insurance/Condemnation Proceeds in the aggregate;
               second, to (i) prepay principal of the Revolving Loans in an amount equal to 50% of the remaining amount of Net Insurance/Condemnation Proceeds after giving effect to the mandatory prepayment in clause first hereof (which shall be applied first, to prepay principal of the Revolving A Loans, and second, to prepay principal of the Revolving B Loans) and (ii) prepay principal of the Tranche A Term Loans in an amount equal to 50% of the remaining amount of Net Insurance/Condemnation Proceeds after giving effect to the mandatory prepayment in clause first hereof; and
               third, to any other Obligations then outstanding.”
          5. Section 2.23 — Southaven Insurance Proceeds Reserve. The following new Section 2.23 is hereby added to the Credit Agreement to read as follows:
          “2.23 Southaven Insurance Proceeds Reserve. The Agents, the Borrowing Base Agent, the Lenders and Holdings hereby agree that the Southaven Insurance Proceeds Reserve (as defined in the Insurance Proceeds Letter) shall be (i) reduced to $3,000,000 on the Fifth Amendment Effective Date, (ii) so long as no Event of Default has occurred and is continuing, further reduced to $0 on the date Holdings delivers to the Administrative Agent a final insurance settlement agreement with respect to the Southaven Casualty Event, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by Holdings and its insurance company, and (iii) increased to $5,000,000 on the earlier of (x) the occurrence and continuation of an Event of Default and (y) August 31, 2008. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the Southaven Insurance Proceeds Reserve shall be permanently reduced to $0 if Holdings has (i) delivered to the Administrative Agent a final insurance settlement agreement with respect to the Southaven Casualty Event, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by Holdings and its insurance company and (ii) consummated the Capital Raise on or before September 30, 2008 and applied the cash proceeds thereof in accordance with Section 2.14(b); provided, that if Holdings has not consummated the Capital Raise on or before September 30, 2008, but (i) the sole remaining condition to such consummation is obtaining the approval of such Capital Raise by Holdings’ shareholders, then the deadline to consummate the Capital Raise shall be extended to November 30, 2008 or (ii) the Administrative Agent, in its sole discretion, has agreed in writing to extend such deadline, then the deadline to consummate the Capital Raise shall be extended to November 15, 2008.
          6. Section 6.7(c) — Consolidated Adjusted EBITDA. Section 6.7(c) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
               “Notwithstanding the foregoing, if Holdings fails to consummate the Capital Raise on or prior to December 31, 2008, the reference to “$27,500,000” in this Section 6.7(c) shall thereafter be amended to be “$28,000,000”.”
          7. Conditions to Effectiveness. This Amendment shall become effective (the “Fifth Amendment Effective Date”) only upon satisfaction in full of the following conditions precedent:
          (a) Collateral Agent shall have received counterparts of this Amendment that bear the signatures of each Credit Party, each Agent and the Requisite Lenders.
          (b) Except as set forth in the Second Amendment, the Third Amendment and the Fourth Amendment, the representations and warranties contained herein, in Section IV of the Credit Agreement and in each other Credit Document are true and correct in all material respects on and as of the Fifth Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date).
          (c) Borrower shall have paid to Administrative Agent all amounts due and owing to any Agent or any Lender in connection with this Amendment and the Credit Documents.
          (d) No Default or Event of Default shall have occurred and be continuing on the Fifth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

          (e) All legal matters incident to this Amendment shall be reasonably satisfactory to the Agents and their respective counsel.
          8. Representations and Warranties. Each Credit Party represents and warrants as follows:
          (a) Organization, Good Standing, Etc. Each Credit Party (i) is a corporation, limited liability company or limited partnership, duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to execute and deliver this Amendment, consummate the transactions contemplated hereby and perform the Credit Agreement, as amended and modified hereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.
          (b) Authorization, Etc. The execution, delivery and performance by each Credit Party of this Amendment and the performance by each Credit Party of the Credit Agreement, as amended and modified hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law, or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Credit Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.
          (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Credit Party of this Amendment or the performance by any Credit Party of the Credit Agreement, as amended and modified hereby.
          (d) Enforceability of Credit Documents. Each of this Amendment and the Credit Agreement, as amended and modified hereby, is a legal, valid and binding obligation of the Credit Parties which are party hereto or thereto, enforceable against such Credit Parties in accordance with its terms, except as enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.
          (e) Representations and Warranties; No Default. Except as set forth in the Second Amendment, the Third Amendment and the Fourth Amendment, the representations and warranties contained herein, in Section IV of the Credit Agreement and in each other Credit Document are true and correct in all material respects on and as of the Fifth Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date); and no Default or Event of Default shall have occurred and be continuing on the Fifth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.
          9. Effect of Amendment; Continued Effectiveness of the Credit Agreement.
          (a) Ratifications. Except as otherwise expressly provided herein, (i) the Credit Agreement and the other Credit Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Fifth Amendment Effective Date (A) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended and modified by this Amendment, and (B) all references in the other Credit Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended and modified by this Amendment, (ii) to the extent that the Credit Agreement or any other Credit Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the Obligations or the Guaranteed Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and (iii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agents or the Lenders under the Credit Agreement or any other Credit Document, nor constitute an amendment of any provision of the Credit Agreement or any other Credit Document. This Amendment shall be effective only in the specific instances and for the specific purposes set forth herein and does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Credit Document, which terms and conditions shall remain in full force and effect.
          (b) No Waivers. Except as expressly set forth herein, this Amendment is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Credit Agreement or any other Credit Document and the Agents and the Lenders expressly reserve all of their rights and remedies under the Credit Agreement and the other Credit Documents in respect of all such Defaults or Events of Default not waived or consented to hereby, by the Second Amendment, by the Third Amendment or by the Fourth Amendment, under applicable law or otherwise.
          (c) Amendment as Credit Document. Each Credit Party confirms and agrees that this Amendment shall constitute a Credit Document under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if any representation or warranty made or deemed made by any Credit Party under or in connection with this Amendment shall have been incorrect in any material respect when made or deemed made or if any Credit Party fails to perform or comply with any covenant or agreement contained herein.
          10. Release. Each Credit Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent, the Borrowing Base Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent, the Borrowing Base Agent, and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Credit Parties and their Affiliates under the Credit Agreement and the other

Credit Documents. Notwithstanding the foregoing, the Agents, the Borrowing Base Agent and the Lenders wish (and the Credit Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents’, the Borrowing Base Agent’s and the Lenders’ rights, interests, security and/or remedies under the Credit Agreement and the other Credit Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Credit Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, the Borrowing Base Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise (collectively, “Claims”), which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done (collectively, “Actions”) on or prior to the Fifth Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Credit Agreement or any other Credit Document, or any act, event or transaction related or attendant thereto done or omitted to be done on or prior to the Fifth Amendment Effective Date, or the agreements of any Agent, the Borrowing Base Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Credit Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral on or prior to the Fifth Amendment Effective Date. For the avoidance of doubt, nothing contained in this Amendment shall be deemed to release or discharge any Released Party from any Claims arising out of, in connection with or related in any way to Actions occurring after the date of this Amendment.
          11. Miscellaneous.
          (a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.
          (b) Headings. Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
          (c) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
          (d) Expenses. The Borrower will pay on demand all reasonable fees, costs and expenses of the Agents, the Borrowing Base Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to Administrative Agent and Collateral Agent, and of McGuireWoods LLP, counsel to Borrowing Base Agent. In addition, the Borrower will pay all costs and expenses, including attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent, Borrowing Base Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of any Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings (including, without limitation, the costs and expenses of any advisers retained by Agents, the Borrowing Base Agent and Lenders; provided, that so long as no Event of Default has occurred and is continuing the Borrower shall not be responsible for costs and expenses of CRS in excess of $25,000).
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER: PROLIANCE INTERNATIONAL, INC.
By:	/s/Arlen F. Henock
	Name:	Arlen F. Henock
	Title:	Executive Vice President

GUARANTORS: AFTERMARKET LLC
By:	/s/Arlen F. Henock
	Name:	Arlen F. Henock
	Title:	Vice President

AFTERMARKET DELAWARE CORPORATION
By:	/s/Arlen F. Henock
	Name:	Arlen F. Henock
	Title:	Vice President

PROLIANCE INTERNATIONAL HOLDING CORPORATION
By:	/s/Arlen F. Henock
	Name:	Arlen F. Henock
	Title:	President

AGENTS AND LEAD ARRANGER: SILVER POINT FINANCE, LLC, as Administrative Agent, Lead Arranger and Collateral Agent
By:	/s/Frederick H. Fogel
	Name:	Frederick H. Fogel
Title Authorized Signatory

LENDERS: SPF CDO I, LTD., as a Lender
By:	/s/Frederick H. Fogel
	Name:	Frederick H. Fogel
Title Authorized Signatory

FIELD POINT III, LTD. as a Lender
By:	/s/Frederick H. Fogel
	Name:	Frederick H. Fogel
Title Authorized Signatory:

FIELD POINT IV, LTD. as a Lender
By:	/s/Frederick H. Fogel
	Name:	Frederick H. Fogel
Title Authorized Signatory

BORROWING BASE AGENT AND LENDER: WELLS FARGO FOOTHILL, LLC, as Borrowing Base Agent and a Lender
By:	/s/ Jonathan Boynton
	Name:	Jonathan Boynton
Title Vice President